Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of TATTVANCE CORPORATION (the “Company”) of our report dated October 10, 2026, relating to our audit of the Company’s financial statements as of and for the year ended July 31, 2026, included in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ DylanFloyd Accounting & Consulting

Newhall, California
October 14, 2026
PCAOB # 6235